007 Putnam Voyager Fund attachment
7/31/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD 	(000s omitted)

Class A   38

72DD2	(000s omitted)

Class Y	3,289

73A1

Class A 	0.00004

73A2

Class Y 	0.0169

73C

Class A 	0.00006
Class Y 	0.0223

74U1	(000s omitted)

Class A	824,358
Class B	220,308
Class C	11,253

74U2	(000s omitted)

Class M 	22,406
Class R	1
Class Y	198,315

74V1

Class A	$14.45
Class B	$12.78
Class C	$14.03

74V2

Class M	$13.70
Class R	$14.44
Class Y	$14.85